Contact:  Kenneth D. Rardin                         For Immediate Release
          Chairman and
          Chief Executive Officer
          (770) 521-5600

                              IMNET Systems, Inc.
                          Announces Management Changes

     Atlanta, GA., November 6, 1997 - IMNET Systems, Inc. (Nasdaq/NMS:IMNT) today announced a restructuring and reassignment of responsibilities of its management team. James A. Gilbert, President and Chief Operating Officer has requested early retirement to meet certain family commitments. Mr. Gilbert will remain with the Company through June, 1998, and will remain a member of the Board of Directors until the next annual meeting of stockholders. Kenneth D. Rardin, Chairman and Chief Executive Officer, will assume most of Mr. Gilbert's day-to-day responsibilities. Raymond L. Brown, Senior Vice President and Chief Financial Officer, will assume the role of Senior Vice President - Business Development. In addition, Scott A. Remley will join the Company as Senior Vice President and Chief Financial Officer.

     Kenneth D. Rardin, Chairman and Chief Executive Officer of IMNET, said, "As a Company, we must continue to build the management infrastrucure in order to ensure our ongoing success. We appreciate the contributions Jim Gilbert has made. We respect his decision and are pleased that he will remain with the Company through June. Ray Brown and I will continue to work closely together as a team in an area I view as an integral component of the Company's overall business strategy. Given Ray's expertise and experience in this area, the Company and its stockholders will be well served."

     Mr. Rardin further noted that "These changes left IMNET with an open position - that of Senior Vice President and Chief Financial Officer. I am delighted to announce that Scott Remley will become Senior Vice President and Chief Financial Officer. We believe Scott is uniquely qualified. As a healthcare information analyst, he has demonstrated an in-depth knowledge of IMNET and its industry. Prior to his position for the last two years with The Robinson-Humphrey Company, Scott was Vice President, Chief Financial Officer of Health Management Systems, Inc. (Nasdaq/NMS:HMSY) from 1990 to 1995. Prior to that he was a Partner with the audit firm, KPMG Peat Marwick LLP."

     IMNET Systems, Inc. develops and markets electronic healthcare information management systems that capture, index, store, retrieve and display financial information, clinical information and medical images. The IMNET Elecronic Information Warehouse TM, which supplies the missing link for the implementation of the Electronic Patient Record, is a true enterprise-wide solution that integrates with software from most leading Healthcare Information Systems providers. IMNET's World-Wide Web site address is www.IMNET.com.

     Note regarding Private Securities Litigation Reform Act: Statements made by IMNET which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. IMNET's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important facors that could cause IMNET's financial performance to differ materially from past results and from those expressed in any forward looking statements, include, without limitation, its limited operating history, variability in quarterly operating results, customer concentration, product acceptance, a long sales and delivery cycle, a backlog that includes long-term contracts, dependence on business partners, ability to manage growth, emerging technological standards, and risks associated with acquisitions. For further information on these and other risk factors, please refer to IMNET's Form 10-K for the year ended June 30, 1997, including the "Business-Risk Factors" section thereof.

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